EXHIBIT 99

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY
ACT OF 2002



In connection with the quarterly report of the Pittsburgh & West Virginia Railroad (the Trust) on
Form 10-Q for the period ending September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), We, Herbert E.
Jones, Jr., Chairman of the Board of Trustees,
Herbert E. Jones, III, President of the Trust, and Robert R. McCoy, Vice President, Secretary and Treasurer, certify, to the best of our knowledge, pursuant to 18 U.S.C. Section
1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)  The Report fully complies with the
          requirements of Section 13(a) or 15(d)
          of the Securities Exchange Act of 1934;
          and

     (2)  The information contained in the Report
          fairly presents, in all material respects, the financial condition and results of operations of the Trust.


/s/ Herbert E. Jones, Jr.
Herbert E. Jones, Jr.
Chairman of the Board and Trustee

Date:  November 3, 2009



/s/ Herbert E. Jones, III
Herbert E. Jones, III
President


Date:  November 3, 2009


/s/ Robert R. McCoy
Robert R. McCoy
Vice President, Secretary and Treasurer

Date:  November 3, 2009